EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Immunic, Inc. of our report dated February 23, 2023, relating to the consolidated financial statements of Immunic, Inc., which appears in this annual report on Form 10-K for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in this Prospectus, which is part of this Registration Statement.

/s/ Baker Tilly US, LLP

Minneapolis, Minnesota

November 22, 2023